                                                                  EXIHIBIT 10.2



                          MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT (the "AGREEMENT") is made effective as of the 12th day of August, 2002 (the "Effective Date"), between Luminex Corporation a Delaware corporation (the "COMPANY") and Thomas W. Erickson ("ERICKSON").

                                  INTRODUCTION

         The Company and Erickson desire to enter into an agreement pursuant to which Erickson will provide his services to the Company.

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions

                (a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

                (b) "Cause" the occurrence of any of the following events:

                        (i) willful refusal by Erickson to follow a lawful
                direction of the Board of Directors of the Company, provided the direction is not materially inconsistent with the duties or responsibilities of Erickson's position as interim President and Chief Executive Officer of the Company, which refusal continues after the Board of Directors has again given the direction;

                        (ii) willful misconduct or reckless disregard of
                Erickson's duties or of the interest or property of the Company;

                        (iii) intentional disclosure by Erickson to an
                unauthorized person of Confidential Information or Trade Secrets (as such terms are defined in Section 5(b) below), which causes material harm to the Company;

                        (iv) any act by Erickson of fraud, material
                misappropriation, significant dishonesty, or act involving moral turpitude;

                        (v) conviction by Erickson of a felony; or

                        (vi) a material breach of this Agreement by Erickson
                shall occur, and Erickson fails to cure the breach within ten
                (10) days following the Company's giving prompt written notice of the breach specifying in detail the facts and circumstances constituting the breach.

                (c) "Disability" means the inability of Erickson to perform the material duties of his position as interim President and Chief Executive Officer hereunder due to a physical, mental, or emotional impairment, for a ninety (90) consecutive day period or for aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

                (d) "Good Reason" means the occurrence of all of the following:

                        (i) the Company materially breaches this Agreement or
                the Company demotes Erickson or assigns him to perform other duties other than those of the interim President and Chief Executive Officer, except as specifically set out in paragraph 2(a) below;

                        (ii) Erickson gives written notice to the Company of the
                facts and circumstances constituting the breach within ten (10) days following the occurrence of the breach;

                        (iii) the Company fails to remedy the breach within ten
                (10) days following Erickson's written notice of the breach; and

                        (iv) Erickson terminates the engagement and this
                Agreement within ten (10) days following the Company's failure to remedy the breach.

        2. Terms and Conditions of Engagement.

                (a) Engagement. Erickson shall be deemed an employee of the Company as of August 12, 2002. Beginning on the date that the Company receives the resignation of Mark B. Chandler, Ph.D., Erickson shall be the interim President and Chief Executive Officer of the Company, subject to the terms and conditions hereof, and shall perform the duties of that position. Notwithstanding any other provision hereof, in the event the Company appoints another person as President and Chief Executive Officer during the Term (defined in Section 4 hereof), and removes Erickson as interim President and Chief Executive Officer, the Board of Directors of the Company may cause Erickson to perform other management or management advisory duties to the Company which the Board of Directors may reasonably request for the remainder of the Term; and in the event the Company appoints another person as interim President and Chief Executive Officer during the Term, then (i) the Company shall be obligated to perform all of its obligations to Erickson under this Agreement unless the Company has terminated Erickson for cause; and (ii) Erickson may immediately cease rendering any services for the Company.

                (b) Benefits. Erickson shall receive substantially the same benefits as other executives of the Company, except that Erickson intends to opt out of the group medical plan the Company offers to its executives.

        3. Compensation.

                (a) Cash Compensation. For the month of August 2002, the Company shall pay to Erickson $35,984.85 for Erickson's services to the Company. Thereafter, the Company shall pay to Erickson $41,667 per month for Erickson's services hereunder. The Company shall pay the monthly cash compensation in substantially equal installments after the services are performed in accordance with the payroll policies of the Company. For any partial month during the term hereof, the Company shall pay Erickson after the services are performed cash compensation on a pro rata basis as set forth above.

                        (i) The Company will also pay Erickson $414.12 per month
                so that Erickson can continue to pay for coverage under his current medical plan.

                (b) Stock Options. Erickson shall be granted options to purchase an aggregate of 40,000 shares of the Company's Common Stock. The options shall vest and become immediately exercisable in accordance with the following schedule:


                          DATE                             NUMBER OF SHARES
                          ----                             ----------------
                   September 30, 2002                            6,666
                   October 31, 2002                              6,666
                   November 29, 2002                             6,667
                   December 31, 2002                             6,667
                   January 31, 2002                              6,667
                   February 28, 2003                             6,667


        The exercise price for each option will be the closing price of the Company's Common Stock on August 12, 2002. The option grants will be subject to the terms and conditions applicable to options granted under the Company's 2000 Long-Term Incentive Plan (the "Plan") and shall remain exercisable for a period of ten (10) years following the date of grant. Upon termination of Erickson's employment (i) by the Company for Cause, or by Employee, without Good Reason, no further options shall vest after the date of termination, but all options vested prior to the date of termination shall remain vested and exercisable for a period of ten (10) years following the date of grant, and (ii) for any other reason by the Company or Erickson, all options shall automatically vest as of the date of termination and be exercisable for a period of ten
        (10) years following the date of grant. Erickson will be mailed a statement detailing his vested options by the 15th day following the close of each monthly vesting period. Erickson and the Company shall enter into a Stock Option Award Agreement that, notwithstanding the terms of the Plan, contains terms consistent with those set forth above.

                (c) Expenses. Erickson shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by Erickson in connection with the performance of Erickson's duties of employment hereunder. Such expense reimbursement to Erickson will include, without limitation:

                        (i) Erickson's reasonable business travel expenses
                between Dallas, Texas and Austin, Texas incurred in connection with the performance of his duties hereunder, including airfare, automobile expenses, lodging, and meals while he is performing services hereunder in Austin; and

                        (ii) Erickson's cell phone charges, fees and expenses
                incurred in connection with his employment hereunder.

        4. Term, Termination and Termination Payments.

                (a) Term. Unless sooner terminated pursuant to Section 4(b) hereof or extended by written agreement of the parties, the term of this Agreement shall commence as of August 12, 2002 and will end February 28, 2003 (the "Term").

                (b) Termination. This Agreement and the engagement of Erickson by the Company hereunder may only be terminated: (i) by expiration of the term set forth in Section 4(a) hereof; (ii) by mutual agreement of the parties; (ii) by the Company without Cause; (iii) by Erickson for Good Reason; (iv) by the Company or Erickson due to the Disability of Erickson; or (v) by the Company for Cause. This Agreement shall also terminate immediately upon the death of Erickson. Notice of termination by any party shall be given prior to termination in writing and shall specify the basis for termination and the effective date of termination. Notice of termination for Cause by the Company shall specify the basis for termination for Cause. Except as provided in Section 4(c) and except as provided under the terms of the stock option agreements referred to in Section 3(b), Erickson shall not be entitled to any payments on benefits after termination of this Agreement, except for cash compensation pursuant to Section 3(a) accrued up to the date of termination and expenses required to be reimbursed pursuant to Section 3(c) hereof.

                (c) Termination by the Company without Cause or by Erickson for Good Reason. In the event that Erickson is terminated by the Company without Cause or by Erickson for Good Reason, the Company will continue to pay Erickson the remainder of the cash compensation pursuant to
        Section 3(a) hereof for the remainder of the Term (determined without regard to the Company's premature termination thereof) on the same schedule as if Erickson had continued to perform services for such period and the stock options described in Section 3(b) shall be granted, vest and remain exercisable pursuant to the terms of the Agreement.

                (d) Survival. The covenants of Erickson in Section 5 hereof shall survive the termination of this Agreement and shall not be extinguished thereby.

        5. Covenant Not to Compete; Confidentiality and Trade Secrets; Ownership of Intellectual Property.

                (a) Covenant Not to Compete. Erickson shall not, during the Term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement, or any extension thereof, for any reason, either directly or indirectly: (a) call on, solicit, or take away any of the Company's customers or potential customers about whom Erickson became aware as a result of Erickson's services to the Company, either for Erickson or for any other person or entity; or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or contractors for Erickson or for any other person or entity.

                (b) Confidentiality and Trade Secrets. Erickson acknowledges and agrees that he has and/or will, during the Term of this Agreement, become privy to important proprietary, confidential business information and trade secrets that are the exclusive property of the Company. This information includes, without limitation, the methodology and processes of the chemical, hardware, software and firmware components of Luminex's xMAP(TM) technology that combines single- or variably-sized microspheres with differential fluorescent labeling to generate information useful for a variety of applications, business plans, marketing concepts, designs, proposals, product information, financial information, technology and costs, pricing information, customer lists, and key accounts, including their credit information and product wants and needs (the "Confidential Information"). This Confidential Information derives independent economic value, both actual and potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure and use. As the Company has always held the Confidential Information as proprietary, confidential trade secret information and has taken steps to insure that the Confidential Information is not disclosed outside of the Company, the Confidential Information constitutes "trade secrets" under the Uniform Trade Secrets Act and Texas state law. In light of the foregoing, Erickson therefore agrees that he will not at any time, now or in the future, share, disseminate, disclose, discuss or use the Confidential Information or Trade Secrets in any way.

                (c) Return of Company Property. Upon termination of this Agreement for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to Section 4 hereof), Erickson will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in Erickson's custody, control or possession.

                (d) Survival. The covenants set forth herein will apply on and after the Effective Date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by Erickson prior to or after the Effective Date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by Erickson for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by Erickson following termination of this Agreement for so long as permitted by Texas law.

                (e) Ownership of Intellectual Property. Erickson hereby acknowledges and agrees that any and all copyrightable works authored by him in connection with the performance of services, alone or with others, during the Term of this Agreement, shall be deemed to have been specially ordered or commissioned for use as either a contribution to a collective work, as a translation, as a supplementary work, as a compilation, or as an instructional text and, as such, shall be deemed to be "works for hire" under the United States copyright laws from the inception of creation or such works. In the event that any such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Erickson to the Company of all right, title and interest in and to such works, including without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Erickson outside of the Company's facilities or other than during Erickson's working hours with the Company, shall not diminish the Company's rights with respect to such works which otherwise fall within this subsection. Erickson agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this subsection.

                (f) Indemnification and Director and Officer Liability Insurance. The Company shall indemnify Erickson and Erickson's actions as interim President and Chief Executive Officer or in any other capacity in which he may render services to the Company to the maximum extent permitted by the laws of the state of incorporation of the Company. The Company will not, during the Term of this Agreement, amend its certificate of incorporation or by-laws so as to limit in any way the Company's indemnification or expense advancement obligations contained therein on the Effective Date. At all times during the term of this Agreement, the Company will cover Erickson, and name him as an insured to the extent necessary as a condition of coverage, under any director and officer liability policy it may maintain, in his capacity as the interim President and Chief Executive Officer or in any other capacity in which he may render services to the company.

        6. Contracts or Other Agreements with Former Employer or Business.

                Erickson hereby represents and warrants that he is not subject to any employment or consulting agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or with any business as to which Erickson's engagement by the Company and provision of services in the capacity contemplated would be a breach. For that reason, Erickson hereby represents and warrants that he is not subject to any agreement which prohibits him during a period of time which extends through the Term from any of the following: (i) providing services for the Company in the capacity contemplated by this Agreement; (ii) competing with, or in any way participating in a business which includes the Company's business; (iii) soliciting personnel of such former employer or other business to leave such former employer's employment or to leave such other business; or (iv) soliciting customers of such former employer or other business on behalf of another business.

        7. Remedies and Enforceability.

                Erickson agrees that the covenants and agreements contained in
        Section 5 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; that irreparable loss and damage will be suffered by the Company should Erickson breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to seek specific performance of this Agreement and to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by Erickson of any of such covenants or agreements.

        8. Notice.

                All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

        If to the Company:                   Luminex Corporation
                                             12212 Technology Blvd.
                                             Austin, TX 78727
                                             Attn: General Counsel

        If to Erickson:                      Thomas Erickson
                                             3106 Greenbrier Drive
                                             Dallas, TX 75225

        Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

        9. Miscellaneous.

                (a) Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor to the Company's business or to an entity which purchases all or substantially all of the assets of the

        Company, but not otherwise without the prior written consent of Erickson. In the event the Company assigns this Agreement as permitted by this Agreement and Erickson remains engaged by the assignee, the "Company" as defined herein will refer to the assignee and Erickson will not be deemed to have terminated the engagement hereunder until Erickson terminates the engagement from the assignee. Erickson may not assign this Agreement.

                (b) Waiver. The waiver by the Company of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

                (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. The parties agree that any appropriate state or federal court located in Austin, Texas shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

                (d) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

                (e) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

                (f) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

                (g) Captions and Section Headings. Except as set forth in
        Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and Erickson have each executed and delivered this Agreement as of the date first shown above.


                                         COMPANY:

                                         LUMINEX CORPORATION




                                         By:   /s/  Harriss T. Currie
                                             -----------------------------------

                                             Acting Chief Financial Officer
                                             ----------------------------------




                                         ERICKSON:


                                           /s/  Thomas W. Erickson
                                         ---------------------------------------
                                         Thomas W. Erickson